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                                                                    Exhibit 10.2

                        WEB STREET FINANCIAL GROUP, INC.

                             STOCK OPTION AGREEMENT
                             ----------------------


     THIS STOCK OPTION AGREEMENT is entered into and made effective as of September 1, 1998 (referred to herein as the "Date of Grant") by and between WEB STREET FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and ___________________________ ("Employee"), and is subject to the following covenants, terms and conditions:

                                    RECITALS
                                    --------

     WHEREAS, the Company has adopted a certain Stock Option Plan ("Plan"), under which the Board of Directors ("Board") or a committee of the Board (or other administrator) is authorized to grant employees (among others) options to purchase the common stock of the Company; and

     WHEREAS, the Options granted hereby are intended to qualify as Incentive Stock Options under the Internal Revenue Code of 1986, as amended; and

     WHEREAS, it is the intent of the Company that the terms and provisions of this Agreement at all times remain subject to the terms of the Plan, and it is further understood that all capitalized terms used in this Agreement hall have the meaning ascribed to them in the Plan unless otherwise specifically set forth herein;

     IT IS THEREFORE AGREED AS FOLLOWS:

     1) Grant of Incentive Stock Option/Purchase Price. To enable the Employee to acquire a proprietary interest in the Company, the Company hereby grants to the Employee Incentive Stock Options to purchase (the "Options") _________________________________________shares of the Company's Common Stock
(having par value $.01) ("the Shares") under the Plan, in the amounts and at the times ("Vesting Date") as follows, and otherwise on the terms set forth in the Plan and below:

     Number of Shares         Vesting Date         Exercise Price
     ----------------         ------------         --------------



     2) Closing/Payment. The closing of a purchase and sale of Shares pursuant to exercise of the Option shall be held at the principal offices of the Company on the date specified in Optionee's notice of intent to exercise, which date shall be no fewer than 10 days or more than 30 days following the date of delivery of the notice. The Exercise Price, plus all Federal and State withholding or other employment taxes that may be applicable to the taxable income, if any, of the Optionee resulting from such exercise, shall be paid at the closing by bank certified or cashier's check.
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     3)   Exercise Period/Conditions to Exercise/Successors.

          (a) Each Option shall be exercisable for a period beginning on the Vesting Date and ending on the day which is Ten (10) years following the Date of Grant (such date is referred to as the "Expiration Date"). In the event the Optionee shall die, the portion of the Options (but only that portion) which is then exercisable (i.e., vested) may be exercised (referred to as "post-termination exercise") by the personal representative of the Optionee's estate on or before the earlier to occur of (i) the Expiration Date; and (ii) one year following the date of Optionee's death.

          (b) The Options granted hereby are not transferable other than by will or the laws of descent and distribution, and may be exercised during life only by Optionee personally, and after Optionee's death, only to the extent and in the manner provided in this Paragraph 3. Any transfer or attempted transfer of an Option by Optionee (voluntarily or by operation of law) other than as expressly allowed hereunder shall be null and void.

          (c) Notwithstanding any other provision contained herein, all Options not then vested shall immediately terminate upon termination of the Employee's employment by the Employer (whether or not for cause or by resignation).

     4) Securities Law Compliance. Whenever the Company may otherwise be obliged to issue Shares pursuant to this Agreement, it shall not be required to do so unless and until it shall have been furnished evidence satisfactory to it and its counsel that such sale or issuance and delivery will be in compliance with the Securities Act of 1933 (the "1933 Act") and any other applicable laws or regulations, including the rules of any self-regulatory organization; and, if the Shares are then listed on a stock exchange, in compliance with all of the requirements of the stock exchange upon which the shares of the Company are then listed.

     5)   Conditions of Exercise/Issuance.

          a) The Options may be exercised only by a signed written notice delivered to the Company at its principal offices by the date specified.

          b) If the Board of Directors of the Company shall determine, upon the advice of counsel, that (i) the prior listing of the Shares upon any securities exchange; (ii) the prior registration or qualification of the Shares under any State or Federal law; (iii) the consent or approval of any governmental regulatory body; or (iv) compliance with any applicable laws or regulations, including the rules of any self-regulatory organization, is necessary or desirable as a condition to or in connection with the issuance of Shares hereunder, the Options may not be exercised unless and until such listing, registration, qualification, consent, approval, or compliance shall have been effected or obtained.

          c) All certificates evidencing Shares issued pursuant hereto (and all certificates for Shares attributable to or derived from the Shares so acquired which, in the opinion of

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     counsel for the Company, are subject to like legal requirements) shall have endorsed thereon before issuance such legends as the Company's counsel may deem necessary or advisable. The Company and any transfer agents shall not be required to transfer any such Shares unless and until the Company or its transfer agents shall have received an opinion from counsel satisfactory to them that any such transfer will not be in violation of the 1933 Act or any other applicable law or regulation, and Optionee agrees not to sell, assign, pledge, or otherwise dispose of any legended Shares (or attempt to do any of the same) without the Company first receiving such an opinion.

     6) Adjustment of Option Shares/Exercise Price. If, at any time after the date hereof, the number of issued and outstanding shares of the Common Stock of the Company shall be increased or reduced as the result of a change in par value, split-up, reclassification, distribution of a stock dividend or the like, the number of shares then subject to the Options and/or the Exercise Price shall be appropriately adjusted so as to prevent any dilution or enlargement of Optionee's rights hereunder. Similarly, if the Company participates in a reorganization, consolidation or merger (whether by statutory means, acquisition of property or stock, reorganization, split-up or otherwise), there shall be substituted for the shares of the Company available under the Options such number and kind of shares as would have been issuable in such transaction to a stockholder of the Company owning shares of the Company of the kind and number under Option, and the purchase price (i.e., Exercise Price) for such substituted shares shall be appropriately adjusted by the Company so as to prevent any dilution or enlargement of Optionee's rights hereunder.

     7) Authorized Stock. The Company has reserved, and agrees that it will at all times while the Options are in force keep, sufficient shares of its Common Stock authorized for issuance to fulfill the Options.

     8) No Implied Rights. Prior to the issuance of stock pursuant hereto, Optionee shall not be entitled to voting rights with respect to such Shares, dividends or other rights of a shareholder with respect to such Shares, nor shall this Agreement imply an obligation of the Company to retain Employee in its employ.

     9) Investment Representations. Optionee hereby represents and warrants to, and agrees with, the Company that any Shares that may be acquired by him or her hereunder will be acquired for his or her own account for investment purposes only, and not for distribution or resale within the meaning of the Securities Act of 1933. Optionee agrees to reaffirm such representation, warranty and covenant in writing before each issuance of Shares made upon exercise of the Options, each or any of them.

     10) Optionee Acceptance. Optionee hereby accepts the Options and agrees to perform all of the covenants and obligations upon him or her contained herein and in the Company's Stock Option Plan ("Plan") and related documents, and Optionee hereby takes the Options and any Shares acquired thereby subject to all of the restrictions and conditions contained herein and in the Plan.

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     11)  Shares Not "Compensation" for Other Purposes.  Neither the Options,
the value of Shares issued upon exercise of the Options, any excess of market value over the purchase price at the time of exercise, nor any other rights, profits, values or interests resulting from the granting or exercise of the Options shall be considered "compensation" for the purposes of computing the Employee's rights under any present or future profit-sharing trust, pension plan, incentive compensation plan, or any other employee or welfare benefit plan of the Company under which plan benefits are based upon compensation.

     12) Notices. Any notice or other communication required or permitted to be made or given hereunder shall be sufficiently made or given if personally delivered, or sent by certified mail or by electronic documentary means, addressed to the Optionee at the address set forth in the books and records of the Company, and if to the Company, addressed to it at its principal offices.

     13) Successors and Assigns. This Agreement shall bind the parties and their respective heirs, executors, administrators, legal representatives, successors in interest and permitted assigns.

     14) Governing Law. It is the intention of the parties that the laws of Illinois shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

     15) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements or understandings on such subject matter between the parties. This Agreement may not be amended except by written instrument signed by all parties.

IN WITNESS WHEREOF, the parties have signed this Agreement at Deerfield, Illinois in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one and the same instrument, on the day and year first above written.


                                    WEB STREET FINANCIAL GROUP, INC.


                                    By:_____________________________
                                    Its:__________________________

                                    OPTIONEE:


                                    ________________________________

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